UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Forster Drilling Corporation
.

(Exact name of registrant as specified in its charter)

Nevada	000-29603	91-2070995

(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountain View, Suite 305 Houston, Texas	77057

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8005

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On November 25, 2008, three note holders of Forster Drilling Corporation, owning notes totaling $65,000.00, initiated and filed a Chapter 7 bankruptcy petition to involuntarily liquidate the assets of Forster Drilling Corporation.  The action is currently pending in the United States Bankruptcy Court of the Western District of Texas, Midland Division.  A motion to dismiss the petition for improper venue and transfer the case to the Southern District of Texas is set for hearing on March 3, 2009. In an effort to resolve the matter, the Corporation participated in a mediation session in Midland, Texas, on February 6, 2009, and reached an agreement in principal to resolve the petitioner’s issues. The terms discussed include the dismissal of the Chapter 7 petition. The parties are currently exchanging settlement documents and the Corporation is using its best efforts to conclude the matter.   While the Corporation is hopeful the matter will be resolved to the satisfaction of all parties involved, no assurances can be made that the settlement will be finalized and that the Chapter 7 petition will be dismissed.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.                  IDENTIFICATION OF EXHIBIT

99.1	No Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forster Drilling Corporation

By:	/s/ Frederick C. Doutel, Jr.
Frederick C. Doutel, Jr., Chief Executive Officer

DATE:    February 20, 2009